UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 30, 2014

REALPAGE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 International Parkway
Carrollton, Texas 75007
(Address of principal executive offices, including zip code)

(972) 820-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On September 30, 2014, RealPage, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with each of the lenders party thereto (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent (the “Agent”), providing for a credit facility that replaces and refinances the Company’s existing Amended and Restated Credit Agreement, dated as of December 22, 2011 (as amended from time to time, the “Original Agreement”), by and among the Company, the lenders party thereto and Wells Fargo Capital Finance, LLC, as administrative agent. The Credit Agreement provides for a secured revolving credit facility in an aggregate principal amount of up to $200.0 million, with a sublimit of $10.0 million for the issuance of letters of credit on the Company’s behalf and a sublimit of $20.0 million for the incurrence of swingline loans, terminating September 30, 2019 (the “Maturity Date”). The Credit Agreement permits the Company to request an increase in the credit facility to provide additional term loan commitments and/or revolving commitments in an aggregate principal amount of up to $150.0 million plus an amount that would not cause the Company’s consolidated net leverage ratio to exceed 3.25 to 1.00, calculated on a pro forma basis, subject to customary terms and conditions, and provided that no default or event of default exists at the time of such request. The Credit Agreement refinances the Company’s outstanding revolving loans under the Original Agreement. As of September 30, 2014, there was approximately $38,571,797 in outstanding principal amount of revolving loans oustanding under the Credit Agreement. Proceeds of loans may be used for working capital and general corporate purposes.

Revolving loans accrue interest at a per annum rate equal to, at the Company’s option, either LIBOR or Agent’s prime rate, or, if greater, the federal funds rate plus 0.50% or one month LIBOR plus 1.00%, in each case plus a margin ranging from 1.25% to 1.75% in the case of LIBOR loans, and 0.25% to 0.75% in the case of prime rate loans, based upon the Company’s consolidated net leverage ratio. The interest is due and payable quarterly, in arrears, for loans bearing interest at the prime rate and at the end of an interest period in the case of loans bearing interest at the adjusted LIBOR rate. Principal, together with all accrued and unpaid interest, is due and payable on the Maturity Date. The Company may prepay the loans under the Credit Agreement in whole or in part at any time without premium or penalty.

All of the obligations under the Credit Agreement are secured by substantially all of the Company’s assets pursuant to a collateral agreement (the “Collateral Agreement”). All of the Company’s existing and future domestic subsidiaries are required to guaranty the obligations under the Credit Agreement, other than certain immaterial subsidiaries and the Company’s payment processing subsidiaries and foreign subsidiary holding companies. Such guarantees by existing and future subsidiaries are and will be secured by substantially all of the assets of such subsidiaries pursuant to the Collateral Agreement.

The Credit Agreement contains customary affirmative and negative covenants. The negative covenants limit the ability of the Company and its subsidiaries to, among other things:

•	Incur additional indebtedness or guarantee indebtedness of others;

•	Create liens on their assets;

•	Make investments, including certain acquisitions;

•	Enter into mergers or consolidations;

•	Dispose of assets;

•	Pay dividends and make other distributions on the Company’s capital stock, and redeem and repurchase the Company’s capital stock;

•	Enter into transactions with affiliates; and

•	Prepay indebtedness or make changes to certain agreements.

The Company is also required to maintain compliance with a consolidated net leverage ratio, which is a ratio of the Company’s consolidated funded indebtedness to its consolidated EBITDA, as determined in accordance with the Credit Agreement, of 3.50:1.00 or, at the Company’s election following certain material acquisitions, 3.75 to 1.00, for each 12-month period ending at the end of a fiscal quarter, and a consolidated interest coverage ratio, which is a ratio of the Company’s consolidated EBITDA to consolidated interest expense, as determined in accordance with the Credit Agreement, of 3.00:1.00 for each fiscal quarter.

The Credit Agreement contains customary events of default subject to customary cure periods for certain defaults that include, among others, non-payment defaults, inaccuracy of representations and warranties, covenant defaults, cross-defaults to certain other material indebtedness, change in control, bankruptcy and insolvency defaults, material ERISA defaults and material judgment defaults. Under certain circumstances, a default interest rate will apply on all obligations during the event of default at a per annum rate equal to 2.00% above the applicable interest rate.

Certain of the lenders under the Credit Agreement and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The Company will file the Credit Agreement and the Collateral Agreement with its quarterly report on Form 10-Q for the fiscal quarter ending September 30, 2014.

Item 1.02    Termination of a Material Definitive Agreement.

On September 30, 2014, the Company terminated the Original Agreement, the details of which were previously disclosed in the Company’s Form 8-K filed on December 27, 2011, and such disclosure is incorporated herein by reference.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 8.01    Other Events.

On October 1, 2014, the Company issued a press release announcing that the Company entered into the Credit Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by RealPage, Inc. on October 1, 2014, announcing new credit facility

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

By:
W. Bryan Hill Chief Financial Officer

Date: October 1, 2014

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K

Exhibit No.	Description

99.1	Press Release issued by RealPage, Inc. on October 1, 2014, announcing new credit facility